Pipeline Data Reports Record Financial Results and Profitability

     Monday May 16, 3:03 pm ET BRAINTREE, Mass.--(BUSINESS WIRE)--May 16, 2005--Pipeline Data Inc. (OTCBB: PPDA - News) reported record quarterly financial growth in three key areas: gross profit, gross margin and gross revenue, as well as achieving first quarter profitability. Gross profit for the three months ended March 31, 2005 grew 148.9% to $1,297,071 from $521,199 for the three months ended March 31, 2004 and 36.6% from $949,873 for the three months ended December 31, 2004. Gross revenues for the three months ended March 31, 2005 grew 58% to $4.5 million from $2.9 million for the three months ended March 31, 2004. Gross revenues for the first quarter ended March 31, 2005, historically our slowest quarter, exceeded gross revenues for the fourth quarter ended December 31, 2004 by 1% or $65,707, historically our strongest quarter.

     Gross margin grew 58% for the three months ended March 31, 2005 to 28.8% from 18.2% for the three months ended March 31, 2004. In addition, gross margin for the three months ended March 31, 2005 grew 34.6% to 28.8% from 21.4% for the three months ended December 31, 2004. We attribute our improved gross margin to our increased monthly account volume and resulting ability to renegotiate pricing provisions with one of our key vendors. Net profit grew to $82,860 for the three months ended March 31, 2005 from a net loss of $52,233 in the three months ended March 31, 2004 and grew from a net loss of $246,295 in the fourth quarter of 2004. Our EBITDA for the three months ended March 31, 2005 was $184,216, which surpassed EBITDA of negative $2,293 for the three months ended March 31, 2004 and, in fact, surpassed EBITDA of $132,763 for the entire year ended December 31, 2004. Our Chief Executive Officer, MacAllister Smith stated, "I am pleased with Pipeline's record financial performance and first quarter profitability. I believe that the first quarter results are a direct outcome from our investment in our wholesale card processing division (Pipeline Data Processing, Inc.) and our portfolio acquisitions to date. I believe we will see continued benefits from these investments as Pipeline Data gains momentum throughout 2005." About Pipeline Data Inc.: Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

     Safe Harbor Statement: The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.

Contact:
     Pipeline Data Inc.
     Lane Gordon, 800-932-5708 x228
     Lane.Gordon@pipelinedata.com
     www.pipelinedata.com